EXHIBIT 23.2



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


HD View 360, Inc.
Miami, Florida


We consent to the inclusion in this Registration Statement on Form S-1 (File No. 333-____) of our report dated March 31, 2017 relating to the financial statements of HD View 360, Inc. for the years ended December 31, 2016 nd 2015.


/s/ Daszkal Bolton, LLP

Daszkal Bolton LLP

May 12, 2017
Fort Lauderdale, Florida